Exhibit 99.1

IHEARTMEDIA, INC. REPORTS
RESULTS FOR 2026 FIRST QUARTER

New York, NY, May 11, 2026 – iHeartMedia, Inc. (Nasdaq: IHRT) today reported financial results for the quarter ended March 31, 2026.
Financial Highlights:1

Q1 2026 Consolidated Results
▪Q1 Revenue of $884 million, up 9.6% (Excluding Q1 Political Revenue, Q1 Revenue up 9.3%)
▪GAAP Operating income of $1.5 million, compared to a GAAP Operating loss of $25 million in Q1 2025, improvement of 105.8%
▪Consolidated Adjusted EBITDA of $93 million, compared to $105 million in Q1 2025, down 11.4%
▪Cash used for operating activities of $93 million
▪Free Cash Flow of $(114) million
▪Cash balance and total available liquidity2 of $135 million and $495 million, respectively, as of March 31, 2026

Q1 2026 Digital Audio Group Results
▪Digital Audio Group Revenue of $327 million up 18%
•Podcast Revenue of $147 million up 27%
•Digital Revenue excluding Podcast of $180 million up 12%
▪Segment Adjusted EBITDA of $87 million flat
•Digital Audio Group Adjusted EBITDA margin of 26.5%
Q1 2026 Multiplatform Group Results
▪Multiplatform Group Revenue of $493 million up 4%
•Excluding Multiplatform Group Q1 Political Revenue, Multiplatform Group Q1 Revenue up 4%
▪Segment Adjusted EBITDA of $47 million down 33%
•Multiplatform Group Adjusted EBITDA margin of 9.5%

Q2 2026 Guidance
▪Consolidated Revenue expected to increase low-single digits
▪Consolidated Adjusted EBITDA3 expected to be approximately $140 million to $160 million

Full Year 2026 Guidance
▪Consolidated Adjusted EBITDA3 expected to be approximately $800 million
▪Free Cash Flow of approximately $200 million
▪Announced that will pay minimal cash taxes in 2026
▪Announced a new cost savings program of $50 million of annualized cost savings, beginning in second half 2026; in addition to $100 million of in-year 2026 savings previously announced
▪Total Programmatic Revenue of approximately $200 million, up approximately 50%
▪Year End 2026 Net Debt to Adjusted EBITDA ("net leverage")4 to be in mid-fives

1 Unless otherwise noted, all results are based on year over year comparisons.
2 Total available liquidity is defined as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.
3 A full reconciliation of forecasted Adjusted EBITDA, Free Cash Flow or net leverage on a non-GAAP basis to the respective most-directly comparable GAAP metrics cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliations, including gains or losses on investments, extinguishment of debt, equity in nonconsolidated affiliates, impairment charges, stock based compensation, restructuring, and the Company’s cash and cash equivalents balance and Net cash provided by operating activities.
4 We define Net Debt as Total Debt less Cash and cash equivalents and Debt Premium.

Statement from Senior Management

“We generated first quarter revenues of $884 million, up 9.6% compared to the prior-year quarter, and Adjusted EBITDA of $93 million,” said Bob Pittman, Chairman and CEO of iHeartMedia, Inc. “We believe that 2026, helped by the additional revenue that comes from the mid-term election cycle, will be a significant year in terms of Adjusted EBITDA and Free Cash Flow generation for iHeart.”

“In the first quarter, the Digital Audio Group continued its strong momentum, with revenues up 18% year over year, slightly ahead of our guidance, while our Podcasting revenues grew 26.9% compared to prior year, above our guidance,” said Rich Bressler, President and COO of iHeartMedia, Inc. “We are announcing a new savings initiative that will generate an additional $50 million of annualized savings, in addition to our previously announced $100 million of in-year 2026 savings, as well as now paying minimal cash taxes in 2026, which we expect will have a $150 to $200 million impact over the next 3 years. And today we are reaffirming our Full Year Adjusted EBITDA guide of $800 million and our Free Cash Flow guide of $200 million.”

Consolidated Results of Operations
First Quarter 2026 Consolidated Results
Our consolidated revenue increased $77.1 million, or 9.6%, during the three months ended March 31, 2026 compared to the same period of 2025. Digital Audio revenue increased $49.9 million, or 18.0%, driven primarily by continuing increases in demand for digital and podcast advertising, as well as increased non-cash trade revenue resulting from strategic marketing initiatives. Multiplatform Group revenue increased $20.5 million, or 4.3%, primarily resulting from an increase in non-cash trade revenue resulting from strategic marketing initiatives, partially offset by a decrease in broadcast advertising in connection with continued uncertain market conditions. Audio & Media Services revenue increased $7.3 million, or 12.2%, primarily as a result of strong demand for digital advertising.
Consolidated direct operating expenses increased $18.7 million, or 5.3%, during the three months ended March 31, 2026 compared to the same period of 2025. The increase was primarily driven by higher variable content costs, including higher third-party digital costs related to the increase in digital revenues, partially offset by a decrease in employee compensation cost related to our modernization initiatives.
Consolidated Selling, General & Administrative ("SG&A") expenses increased $45.4 million, or 11.9%, during the three months ended March 31, 2026 compared to the same period of 2025. The increase was driven primarily by an increase in non-cash trade and barter expense associated with revenues generated by strategic marketing initiatives entered into in the prior year, partially offset by decreased cash-settled share-based compensation expense driven by changes in our stock price.
Our consolidated GAAP Operating income was $1.5 million compared to GAAP Operating loss of $25.4 million in the first quarter of 2025.
Adjusted EBITDA decreased to $92.6 million from $104.6 million in the first quarter of 2025.
Cash used for operating activities was $92.5 million, compared to cash used for operating activities $60.9 million in the prior year period. This increase was primarily driven by the timing of receivable collections, as well as the timing of interest payments. Accrued interest was paid in the fourth quarter of 2024 for the debt exchange transaction that would have been paid in the first quarter of 2025 under the old debt terms. Free Cash Flow was ($114.5) million, compared to ($80.7) million in the prior year period.

Business Segments: Results of Operations
First Quarter 2026 Multiplatform Group Results

(In thousands)	Three Months Ended March 31,		%
	2026	2025	Change
Revenue	$493,463	$472,978	4.3%
Operating expenses[1]	446,499	402,971	10.8%
Segment Adjusted EBITDA	$46,964	$70,007	(32.9)%
Segment Adjusted EBITDA margin	9.5%	14.8%
1 Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses.
Revenue from our Multiplatform Group was up $20.5 million, or 4.3% YoY, primarily resulting from an increase in non-cash trade revenue resulting from strategic marketing initiatives, partially offset by a decrease in broadcast advertising in connection with continued uncertain market conditions. Broadcast revenue increased $20.7 million, or 6.1% YoY, driven by an increase in non-cash trade revenue resulting from strategic marketing initiatives, partially offset by lower spot revenue. Networks decreased $2.2 million, or 2.2% YoY. Revenue from Sponsorship and Events decreased $0.6 million, or 2.2% YoY.

Operating expenses increased $43.5 million, or 10.8% YoY, driven primarily by higher trade and barter expenses resulting from strategic marketing initiatives.

Segment Adjusted EBITDA Margin decreased YoY to 9.5% from 14.8%.

First Quarter 2026 Digital Audio Group Results

(In thousands)	Three Months Ended March 31,		%
	2026	2025	Change
Revenue	$327,142	$277,287	18.0%
Operating expenses[1]	240,327	190,204	26.4%
Segment Adjusted EBITDA	$86,815	$87,083	(0.3)%
Segment Adjusted EBITDA margin	26.5%	31.4%
1 Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses.
Revenue from our Digital Audio Group increased $49.9 million, or 18.0% YoY, driven by Podcast revenue, which increased $31.2 million, or 26.9% YoY, to $147.2 million, primarily due to a continued increase in demand for podcasting from advertisers, and Digital, excluding Podcast revenue, which increased $18.7 million, or 11.6% YoY, to $179.9 million, primarily due to an increase in demand for digital advertising, as well as increased non-cash trade revenue resulting from strategic marketing initiatives.

Operating expenses increased $50.1 million, or 26.4% YoY, primarily driven by higher variable content costs, including third-party digital costs related to the increase in revenues, and higher non-cash trade expense resulting from strategic marketing initiatives.

Segment Adjusted EBITDA Margin decreased YoY to 26.5% from 31.4%.

First Quarter 2026 Audio & Media Services Group Results

(In thousands)	Three Months Ended March 31,		%
	2026	2025	Change
Revenue	$66,581	$59,323	12.2%
Operating expenses[1]	42,134	43,525	(3.2)%
Segment Adjusted EBITDA	$24,447	$15,798	54.7%
Segment Adjusted EBITDA margin	36.7%	26.6%
1 Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses.
Revenue from our Audio & Media Services Group increased $7.3 million, or 12.2% YoY, primarily due to an increase in digital revenues.

Operating expenses decreased $1.4 million, or 3.2% YoY, due to a decrease in employee compensation cost due to our modernization initiatives.

Segment Adjusted EBITDA Margin increased YoY to 36.7% from 26.6%.

GAAP and Non-GAAP Measures: Consolidated

(In thousands)	Three Months Ended March 31,
	2026	2025
Revenue	$884,200	$807,101
Operating income (loss)	1,486	(25,434)
Adjusted EBITDA[1]	92,633	104,588
Net loss	(95,618)	(280,883)
Cash used for operating activities[2]	(92,540)	(60,944)
Free cash flow[1]	(114,453)	(80,674)
______________________________________________________
1.See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating income (loss), (ii) Adjusted EBITDA to Net loss, (iii) Free Cash Flow to Cash used for operating activities, and (iv) revenue, excluding political advertising revenue, to revenue. See also the definitions of Adjusted EBITDA, Free Cash Flow, Adjusted EBITDA margin, and Net Debt under the Supplemental Disclosure Regarding Non-GAAP Financial Information section in this release.
2.We made cash interest payments of $114.2 million in the three months ended March 31, 2026, compared to $76.6 million in the three months ended March 31, 2025. The increase is primarily due to the timing of interest payments as accrued interest was paid in the fourth quarter of 2024 upon closing of the debt exchange transaction that would have been paid in 2025 under the old debt terms.

Certain prior period amounts have been reclassified to conform to the 2026 presentation of financial information throughout the press release.

Liquidity and Financial Position
As of March 31, 2026, we had $135.1 million of cash on our balance sheet. For the three months ended March 31, 2026, cash used for operating activities was $92.5 million, cash used for investing activities was $23.5 million and cash used for financing activities was $19.6 million.
Capital expenditures for the three months ended March 31, 2026 were $21.9 million compared to $19.7 million for the three months ended March 31, 2025.

As of March 31, 2026, the Company had $5,037.0 million of total debt and $4,672.2 million of Net Debt.1

Cash balance and total available liquidity2 were $135.1 million and $494.6 million, respectively, as of March 31, 2026 which reflects $50.0 million of outstanding borrowings under our ABL facility at that time.
1 We define Net Debt as Total Debt less Cash and cash equivalents and Debt Premium.
2 Total available liquidity is defined as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.

Revenue Streams
The tables below present the comparison of our historical revenue streams (including political revenue) for the periods presented:

(In thousands)	Three Months Ended March 31,		%
	2026	2025	Change
Broadcast Radio	$361,435	$340,736	6.1%
Networks	97,245	99,463	(2.2)%
Sponsorship and Events	27,988	28,621	(2.2)%
Other	6,795	4,158	63.4%
Multiplatform Group	493,463	472,978	4.3%
Digital ex. Podcast	179,948	161,251	11.6%
Podcast	147,194	116,036	26.9%
Digital Audio Group	327,142	277,287	18.0%
Audio & Media Services Group	66,581	59,323	12.2%
Eliminations	(2,986)	(2,487)
Revenue, total	$884,200	$807,101	9.6%

Conference Call
iHeartMedia, Inc. will host a conference call to discuss results and business outlook on May 11, 2026, at 4:30 p.m. Eastern Time. The conference call number is (888) 596-4144 (U.S. callers) and +1 (646) 968-2525 (International callers) and the passcode for both is 8885116. A live audio webcast of the conference call will also be available on the Investors homepage of iHeartMedia's website investors.iheartmedia.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 770-2030 (U.S. callers) and +1 (609) 800-9909 (International callers) and the passcode for both is 8885116. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

About iHeartMedia, Inc.
iHeartMedia (Nasdaq: IHRT) is the number one audio company in the United States, reaching nine out of 10 Americans every month. It consists of three business groups.

With its quarter of a billion monthly listeners, the iHeartMedia Multiplatform Group has a greater reach than any other media company in the U.S. Its leadership position in audio extends across multiple platforms, including more than 860 live broadcast stations in over 160 markets nationwide; its National Sales organization; and the Company’s live and virtual events business. It also includes Premiere Networks, the industry’s largest Networks business, with its Total Traffic and Weather Network; and BIN: Black Information Network, the first and only 24/7 national and local all news audio service for the Black community. iHeartMedia also leads the audio industry in analytics, targeting and attribution for its marketing partners with its SmartAudio suite of data targeting and attribution products using data from its massive consumer base.

The iHeartMedia Digital Audio Group includes the Company’s growing podcasting business -- iHeartMedia is the number one podcast publisher in downloads, unique listeners, revenue and earnings -- as well as its industry-leading iHeartRadio digital service, available across more than 500+ platforms and thousands of devices; the Company’s digital sites, newsletters, digital services and programs; its digital advertising technology companies; and its audio industry-leading social media footprint.

The Company’s Audio & Media Services reportable segment includes Katz Media Group, the nation’s largest media representation company, and RCS, the world's leading provider of broadcast and webcast software.

For further information, please contact:
Media
Wendy Goldberg
Chief Communications Officer
(212) 377-1105
wendygoldberg@iheartmedia.com
Investors
Andrey Hart
SVP of Investor Relations
(703) 956-0115
andreyhart@iheartmedia.com

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors which may cause the actual results, performance or achievements of iHeartMedia, Inc. and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the Company’s anticipated growth and continued investments; our expected costs savings; utilization of new technologies, programmatic platforms, and revenue opportunities; improving operational efficiency; future advertising demand; trends in the advertising industry; strategies, goals and initiatives; our anticipated financial condition and performance, including our outlook as to second quarter and full year 2026 consolidated results of operations; our cash tax expectations; the impact of the mid-term election cycle on our future results; and our future liquidity and net leverage. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other important factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: risks related to global economic or political uncertainty and our dependence on advertising revenues; competition, including increased competition from alternative media platforms and technologies; dependence upon our brand and the performance of on-air talent, program hosts and management; fluctuations in operating costs; technological and industry changes and innovations; shifts in population and other demographics; risks related to our use of artificial intelligence, impact of acquisitions, dispositions and other strategic transactions; risks related to our indebtedness; legislative or regulatory requirements; impact of legislation, and royalty audits on music licensing and royalties; regulations and concerns regarding privacy and data protection and breaches of information security measures; risks related to scrutiny and regulation of environmental, social and governance matters, risks related to our Class A common stock; regulations impacting our business and the ownership of our securities; and risks related to adverse political effects, acts or threats of terrorism or military conflicts. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof. Additional risks that could cause future results to differ from those expressed by any forward-looking statement are described in the Company’s reports filed with the U.S. Securities and Exchange Commission (SEC), including in the section entitled “Part I, Item 1A. Risk Factors” of iHeartMedia, Inc.’s Annual Reports on Form 10-K and “Part II, Item 1A. Risk Factors” of iHeartMedia, Inc.’s Quarterly Reports on Form 10-Q. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

APPENDIX

TABLE 1 - Comparison of operating performance

(In thousands)	Three Months Ended March 31,		%
	2026	2025	Change
Revenue	$884,200	$807,101	9.6%
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	375,067	356,326	5.3%
Selling, general and administrative expenses (excludes depreciation and amortization)	426,192	380,794	11.9%
Depreciation and amortization	81,377	91,901
Impairment charges	—	2,855
Other operating expense	78	659
Operating income (loss)	$1,486	$(25,434)
Depreciation and amortization	81,377	91,901
Impairment charges	—	2,855
Other operating expense	78	659
Restructuring expenses	9,333	25,578
Share-based compensation expense	359	9,029
Adjusted EBITDA[1]	$92,633	$104,588	(11.4)%
1See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating income (loss), and (ii) Adjusted EBITDA to Net loss. See also the definitions of Adjusted EBITDA and Adjusted EBITDA margin under the Supplemental Disclosure section in this release.

TABLE 2 - Statements of Operations

(In thousands)	Three Months Ended March 31,
	2026	2025
Revenue	$884,200	$807,101
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	375,067	356,326
Selling, general and administrative expenses (excludes depreciation and amortization)	426,192	380,794
Depreciation and amortization	81,377	91,901
Impairment charges	—	2,855
Other operating expense	78	659
Operating income (loss)	1,486	(25,434)
Interest expense, net	95,898	100,386
Loss on investments, net	(545)	(18,594)
Equity in earnings (loss) of nonconsolidated affiliates	(52)	50
Loss on extinguishment of debt	—	(1,197)
Other income (expense), net	(320)	37
Loss before income taxes	(95,329)	(145,524)
Income tax expense	(289)	(135,359)
Net loss	(95,618)	(280,883)
Less amount attributable to noncontrolling interest	(395)	341
Net loss attributable to the Company	$(95,223)	$(281,224)

TABLE 3 - Selected Balance Sheet Information

(In millions)	March 31, 2026	December 31, 2025
Cash	$135.1	$270.9
Total Current Assets	1,285.5	1,459.3
Net Property, Plant and Equipment	384.6	398.2
Total Assets	4,887.9	5,126.0
Current Liabilities (excluding current portion of long-term debt)	789.6	894.0
Long-term Debt (including current portion of long-term debt)	5,037.0	5,053.1
Stockholders' Deficit	(1,922.0)	(1,827.0)

Supplemental Disclosure Regarding Non-GAAP Financial Information
The following tables set forth the Company’s Adjusted EBITDA, Adjusted EBITDA margin, revenues excluding political advertising revenue, Free Cash Flow for the three months ended March 31, 2026 and 2025, and Net Debt as of March 31, 2026. Adjusted EBITDA is defined as consolidated Operating income (loss) adjusted to exclude restructuring expenses included within Direct operating expenses and SG&A expenses, and share-based compensation expenses included within SG&A expenses, as well as the following line items presented in our Statements of Operations: Depreciation and amortization, Impairment charges, and Other operating expense. Alternatively, Adjusted EBITDA is calculated as Net loss, adjusted to exclude Income tax expense, Interest expense, net, Depreciation and amortization, Loss on investments, net, Other (income) expense, net, Equity in (earnings) loss of nonconsolidated affiliates, Impairment charges, Other operating expense, Share-based compensation expense, and Restructuring expenses. Restructuring expenses primarily include expenses incurred in connection with cost-saving initiatives, as well as certain expenses, which, in the view of management, are outside the ordinary course of business or otherwise not representative of the Company's operations during a normal business cycle. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.
The Company uses Adjusted EBITDA and Adjusted EBITDA margin, among other measures, to evaluate the Company’s operating performance. Adjusted EBITDA is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between operational performance and operating income.
The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.
Since Adjusted EBITDA is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, Operating income (loss) as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with Operating income (loss), the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.
We define Free Cash Flow as Cash used for operating activities less capital expenditures, which is disclosed as Purchases of property, plant and equipment in the Company’s Consolidated Statements of Cash Flows. We use Free Cash Flow, among other measures, to evaluate the Company’s liquidity and its ability to generate cash flow. We believe that Free Cash Flow is meaningful to investors because it provides them with a view of the Company’s liquidity after deducting capital expenditures, which are considered to be a necessary component of ongoing operations. In addition, we believe that Free Cash Flow helps improve investors' ability to compare our liquidity with that of other companies.

Since Free Cash Flow is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, Cash used for operating activities and may not be comparable to similarly titled measures employed by other companies. Free Cash Flow is not necessarily a measure of our ability to fund our cash needs.

The Company presents revenue, excluding the effects of political revenue. Due to the cyclical nature of the electoral system and the seasonality of the related political revenue, management believes presenting revenue, excluding the effects of political revenue, provides additional information to investors about the Company’s revenue growth from period to period.
We define Net Debt as Total Debt less Cash and cash equivalents and Debt Premium. The Company uses Net Debt to evaluate the Company's liquidity. We believe this measure is an important indicator of the Company's ability to service its long-term debt obligations.
Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or liquidity.

As required by the SEC rules, the Company provides reconciliations below to the most directly comparable measures reported under GAAP, including (i) Adjusted EBITDA to Operating income (loss), (ii) Adjusted EBITDA to Net loss, (iii) Free Cash Flow to Cash used for operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt.
We have provided forecasted Consolidated Revenue and Adjusted EBITDA guidance for the quarter ending June 30, 2026, which reflects targets for revenue and Adjusted EBITDA. Our Earnings Call on May 11, 2026 may present additional guidance that includes Adjusted EBITDA. A full reconciliation of the forecasted Adjusted EBITDA to the respective most-directly comparable GAAP metrics cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliations, including gains or losses on investments, extinguishment of debt, equity in nonconsolidated affiliates, impairment charges, stock based compensation, and restructuring as well as the Company's cash and cash equivalent balance.

Reconciliation of Operating income (loss) to Adjusted EBITDA

(In thousands)	Three Months Ended March 31,
	2026	2025
Operating income (loss)	$1,486	$(25,434)
Depreciation and amortization	81,377	91,901
Impairment charges	—	2,855
Other operating expense	78	659
Restructuring expenses	9,333	25,578
Share-based compensation expense	359	9,029
Adjusted EBITDA	$92,633	$104,588

Reconciliation of Net loss to EBITDA and Adjusted EBITDA

(In thousands)	Three Months Ended March 31,
	2026	2025
Net loss	$(95,618)	$(280,883)
Income tax expense (benefit)	289	135,359
Interest expense, net	95,898	100,386
Depreciation and amortization	81,377	91,901
EBITDA	$81,946	$46,763
Loss on investments, net	545	18,594
Other expense, net	320	1,160
Equity in (earnings) loss of nonconsolidated affiliates	52	(50)
Impairment charges	—	2,855
Other operating expense	78	659
Restructuring expenses	9,333	25,578
Share-based compensation expense	359	9,029
Adjusted EBITDA	$92,633	$104,588

Reconciliation of Cash used for operating activities to Free Cash Flow

(In thousands)	Three Months Ended March 31,
	2026	2025
Cash used for operating activities	$(92,540)	$(60,944)
Purchases of property, plant and equipment	(21,913)	(19,730)
Free cash flow	$(114,453)	$(80,674)

Reconciliation of Revenue to Revenue excluding Political Advertising

(In thousands)	Three Months Ended March 31,		% Change
	2026	2025
Consolidated revenue	$884,200	$807,101	9.6%
Excluding: Political revenue	(8,358)	(5,727)
Consolidated revenue, excluding political	$875,842	$801,374	9.3%

Multiplatform Group revenue	$493,463	$472,978	4.3%
Excluding: Political revenue	(6,037)	(3,621)
Multiplatform Group revenue, excluding political	$487,426	$469,357	3.8%

Digital Audio Group revenue	$327,142	$277,287	18.0%
Excluding: Political revenue	(955)	(518)
Digital Audio Group revenue, excluding political	$326,187	$276,769	17.9%

Audio & Media Group Services revenue	$66,581	$59,323	12.2%
Excluding: Political revenue	(1,366)	(1,588)
Audio & Media Services Group revenue, excluding political	$65,215	$57,735	13.0%

Reconciliation of Total Debt to Net Debt

(In thousands)	March 31, 2026
Current portion of long-term debt	$74,721
Long-term debt	4,962,285
Total debt	$5,037,006
Less: Debt premium	229,798
Less: Cash and cash equivalents	135,052
Net debt	$4,672,156

Segment Results

The following tables present the Company's segment results for the Company for the periods presented:

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended March 31, 2026
Revenue	$493,463	$327,142	$66,581	$—	$(2,986)	$884,200
Less: Operating expenses(1)	446,499	240,327	42,134	65,593	(2,986)	791,567
Segment Adjusted EBITDA	$46,964	$86,815	$24,447	$(65,593)	$—	$92,633
Adjusted EBITDA margin	9.5%	26.5%	36.7%			10.5%
Depreciation and amortization						(81,377)
Impairment charges						—
Other operating expense						(78)
Restructuring expenses						(9,333)
Share-based compensation expense						(359)
Operating income						$1,486
Operating margin						0.2%

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended March 31, 2025
Revenue	$472,978	$277,287	$59,323	$—	$(2,487)	$807,101
Less: Operating expenses(1)	402,971	190,204	43,525	68,300	(2,487)	702,513
Segment Adjusted EBITDA	$70,007	$87,083	$15,798	$(68,300)	$—	$104,588
Adjusted EBITDA margin	14.8%	31.4%	26.6%			13.0%
Depreciation and amortization						(91,901)
Impairment charges						(2,855)
Other operating expense						(659)
Restructuring expenses						(25,578)
Share-based compensation expense						(9,029)
Operating loss						$(25,434)
Operating margin						(3.2)%

(1)Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses and share-based compensation expenses.